Exhibit 99.1

111 W 19th Street, 8th Floor New York, NY 10011

New Fortress Energy Announces Fourth Quarter and Full Year 2022 Results

February 28, 2023

NEW YORK -- New Fortress Energy Inc. (Nasdaq: NFE) (“NFE” or the “Company”) today reported its financial results for the fourth quarter and for the year ended December 31, 2022.

Summary Highlights

•Pleased to report Q4 2022 Adjusted EBITDA(1) of $239 million and ~$1.1 billion for the year ended December 31, 2022
•NFE's net income for three months and year ended December 31, 2022 was $66 million and $185 million, respectively
•Adjusted EPS(1) for Q4 2022 and full year 2022 was $0.87 per share and $2.74 per share, respectively, on a fully diluted basis and $0.30 per share and $0.93 per share for Q4 and full year 2022 when including a non-cash impairment charges
•Q4 non-cash impairment charges of $119 million resulting from an asset sale(2) announced in Q1 2023
•Excluding impairment charges, full year 2022 net income was more than 500% higher than in 2021
•We achieved our Illustrative Adjusted EBITDA Goal(3) of ~$1.1 billion for full year 2022
•Today we are announcing a 2023 Illustrative Adjusted EBITDA Goal(3) of ~$2.0 billion
•Our 2023 Illustrative Adjusted EBITDA Goal(3), if achieved, would result in a near-doubling of Adjusted EBITDA(1) and Adjusted Net Income(1) in 2023 relative to 2022

Business Overview

•Our business remains simple and clear: we seek to match gas demand to gas supply, providing an end-to-end, fully integrated solution to our customers across the globe
•While we have historically purchased (and continue to purchase) LNG supply from third parties, we are progressing our Fast LNG ("FLNG") initiative to supply our terminals and other customers around the world
•We believe these developments will allow us to control our own LNG supply and complete the value chain enabling full vertical integration of our business

Recent Developments

•Genera PR: An independently-managed subsidiary of NFE was awarded a 10-year contract(4) to manage PREPA's thermal power generation system of approximately 3,600 MW, which is expected to enhance grid reliability and reduce power costs for consumers and businesses
•Hilli & Stock Buyback: We agreed to sell our ownership stake(2) in the Hilli in exchange for the return of 4.1 million NFE shares, $100 million in cash, and the extinguishment of $323 million in Hilli-related debt
•Barcarena Terminal: We Completed(5) the Barcarena terminal and expect First Gas(6) to Norsk Hydro later this year; separately, Construction(7) of our 600 MW power plant is underway with Operations(5) expected to commence in July 2025 pursuant to 25-year PPAs with Brazilian distribution companies
•Liquidity: We further enhanced our liquidity position with the upsizing of our revolving credit facility and letter of credit facility to approximately $750 million and approximately $350 million, respectively
•Dividends: Our Board of Directors approved an update to NFE’s dividend policy(8) in December 2022 as part of our plan to return significant capital to shareholders while continuing to fund substantial growth; a $3.00/sh dividend was declared in December 2022 and paid in January 2023; an additional $0.10/sh dividend is being declared today with a record date of March 17, 2023 and a payment date of March 28, 2023

Fast LNG
•Construction of our FLNG units is progressing rapidly with the first FLNG unit expected to achieve Mechanical Completion(9) in the Spring of 2023 and commence Operations(5) by mid-2023
•As we add liquefaction capacity and corresponding LNG supply to our portfolio, we intend to sign long-term customer offtake agreements that generate strong operating margins and sustainable cash flows

2022 Highlights

•Significant Transactions: We simplified our capital structure and secured more than $2.0 billion of internally generated liquidity to fund(10) our Fast LNG program
◦CELSE: We closed the sale(11) of CELSE, the owner of the Sergipe Power Plant and Facility in Brazil, for pre-tax net proceeds to NFE of approximately $550 million
◦Energos Infrastructure: We closed a $2 billion transaction to form a joint venture(12) with Apollo related to a portfolio of FSRUs, FSUs, and LNG carriers for which NFE holds long-term charters
•Eemshaven: In response to the European energy crisis, the Eems Energy Terminal in The Netherlands commenced Operations(5) in September 2022 utilizing our FSRU Energos Igloo
•Mexico: We expanded our strategic alliances with Comisión Federal de Electricidad (CFE)(13) and Petróleos Mexicanos (Pemex)(14) to advance projects in multiple locations in Mexico
◦Altamira: We agreed to create a new FLNG hub off the coast of Altamira, Tamaulipas, with CFE supplying requisite feedgas to NFE FLNG units using CFE’s existing, underutilized pipeline capacity
◦La Paz: Also with CFE, we agreed to sell our 135 MW La Paz power plant for approximately $180 million, and extended and expanded our gas supply agreement with CFE in Baja California Sur
◦Lakach: With Pemex, we agreed to develop and operate an integrated upstream and natural gas liquefaction project off the coast of Veracruz in Southeastern Mexico
•Hydrogen: We continue to progress Development(7) activities in Zero, our pure-play clean hydrogen business, and have commenced construction on our first plant in Beaumont, an industrial hub in Texas

Financial Highlights

	Three Months Ended		Year Ended
(in millions)	September 30, 2022	December 31, 2022	December 31, 2022
Revenues	$731.9	$546.4	$2,368.3
Net income	$56.2	$65.8	$184.8
Adjusted net income	$85.6	$182.7	$575.8
Terminals and Infrastructure Segment Operating Margin(15)	$251.5	$196.0	$896.2
Ships Segment Operating Margin(15)	$87.9	$87.5	$354.1
Total Segment Operating Margin(15)	$339.3	$283.4	$1,250.3
Adjusted EBITDA(1)	$290.7	$239.3	$1,071.3

Please refer to our Q4 2022 Investor Presentation (the “Presentation”) for further information about the following terms:
1)“Adjusted EBITDA,” "Adjusted Net Income," and "Adjusted EPS" see definition and reconciliation of these non-GAAP measures in the exhibits to this press release.
2) Refers to the agreement between the Company and Golar LNG Limited (“GLNG”) for the sale of NFE’s ownership stake in the 2.4 MTPA floating liquefaction facility Hilli. in exchange for the return of 4.1 million NFE shares and $100 million in cash. As part of the agreement, NFE will also extinguish $323 million in debt obligations associated with its interest in the Hilli. Closing of this transaction is subject to certain conditions precedent some of which are outside of our control. There can be no assurance that closing will be attained within the timeline that we expect or at all.
3)“Illustrative Adjusted EBITDA Goal” is based on the "Illustrative Total Segment Operating Margin Goal" less illustrative Core SGA assumed to be at $180mm for all periods 2023 onward including the pro rata share of Core SG&A from unconsolidated entities. “Illustrative Total Segment Operating Margin Goal,” or “Illustrative Future Goal” means our goal for Total Segment Operating Margin under certain illustrative conditions. Please refer to this explanation for all uses of this term. This goal reflects the volumes of LNG that it is our goal to sell under binding contracts multiplied by the average price per unit at which we expect to price LNG deliveries, including both fuel sales and capacity charges or other fixed fees, less the cost per unit at which we expect to purchase or produce and deliver such LNG or natural gas, including the cost to (i) purchase natural gas, liquefy it, and transport it to one of our terminals or purchase LNG in strip cargos or on the spot market, (ii) transfer the LNG into an appropriate ship and transport it to our terminals or facilities, (iii) deliver the LNG, regasify it to natural gas and deliver it to our customers or our power plants and (iv) maintain and operate our terminals, facilities and power plants. For vessels chartered to third parties, this illustration reflects the revenue from ships chartered to third parties, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. There can be no assurance that the costs of purchasing or producing LNG, transporting the LNG and maintaining and operating our terminals and facilities will result in the Illustrative Total Segment Operating Margin Goal reflected. For the purpose of this presentation, we have assumed an average Total Segment Operating Margin between $11.76 and $19.45 per MMBtu for all downstream terminal economics, because we assume that (i) we purchase delivered gas at a weighted average of $8.60 in 2023, (ii) our volumes increase over time, and (iii) we will have costs related to shipping, logistics and regasification similar to our current operations because the liquefaction facility and related infrastructure and supply chain to deliver LNG from Pennsylvania or Fast LNG (“FLNG”) does not exist, and those costs will be distributed over the larger volumes. For Hygo + Suape assets we assume an average delivered cost of gas of $16.00 in 2023 based on industry averages in the region. We assume all Brazil terminals and power plants are Operational and earning revenue through fuel sales and capacity charges or other fixed fees. For Vessels chartered to third parties, this illustration reflects the revenue from ships chartered to third parties, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. We assume an average Total Segment Operating Margin of up to $157k per day per vessel and our effective share of revenue and operating expense related to the existing tolling agreement for the Hilli FLNG going forward. For Fast LNG, this illustration reflects the difference between the delivered cost of open LNG and the delivered cost of open market LNG less Fast LNG production cost. Management is currently in multiple discussions with counterparties to supply feedstock gas at pricing of approximately $4.95 per MMBtu, multiplied by the volumes for Fast LNG installation of 1.4 MTPA each per year. These costs do not include expenses and income that are required by GAAP to be recorded on our financial statements, including the return of or return on capital expenditures for the relevant project, and selling, general and administrative costs. Our current cost of natural gas per MMBtu are higher than the costs we would need to achieve Illustrative Total Segment Operating Margin Goal, and the primary drivers for reducing these costs are the reduced costs of purchasing gas and the increased sales volumes, which result in lower fixed costs being spread over a larger number of MMBtus sold. References to volumes, percentages of such volumes and the Illustrative Total Segment Operating Margin Goal related to such volumes (i) are not based on the Company’s historical operating results, which are limited, and (ii) do not purport to be an actual representation of our future economics. We cannot assure you if or when we will enter into contracts for sales of additional LNG, the price at which we will be able to sell such LNG, or our costs to produce and sell such LNG. Actual results could differ materially from the illustration and there can be no assurance we will achieve our goal.
4) Refers to the selection of Genera PR LLC (“Genera”), an independently managed subsidiary of NFE, by the Puerto Rico Public-Private Partnerships Authority (“P3A”), in accordance with the requirement established by Act 120-2018 (Puerto Rico Electric System Transformation Act), for a ten-year operation and maintenance agreement with the Puerto Rico Electric Power Authority (“PREPA”) for the operation, maintenance, decommissioning and modernization of PREPA-owned thermal power generation system of approximately 3,600 MW after a mobilization period, as approved by the government of Puerto Rico, the Fiscal Oversight Management Board and Puerto Rico’s Electricity Bureau.
5)“Online”, “Operational”, "Operating", "Completion", "Completed", “Deployment” or similar statuses (either capitalized or lower case) with respect to a particular project means we expect gas to be made available within sixty (60) days, gas has been made available to the relevant project, or that the relevant project is in full commercial operations. Where gas is going to be made available or has been made available but full commercial operations have not yet begun, full commercial operations will occur later than, and may occur substantially later than, our reported Operational, Completion or Deployment date, and we may not generate any revenue until full commercial operations has begun. We cannot assure you if or when such projects will reach full commercial operations. Actual results could differ materially from the illustrations reflected in this press release and there can be no assurance we will achieve our goals. Our ability to export liquefied natural gas depends on our ability to obtain export and other permits from the United States, Mexican and other governmental and regulatory agencies , which we have not yet obtained. No assurance can be given that we will receive required permits, approvals and authorizations from governmental and regulatory agencies in connection with the exportation of liquefied natural gas on a timely basis or at all.
6) First Gas means the date on which (or, for future dates, management's current estimate of the date on which) natural gas is first made available in our projects, including our facilities in development. Full commercial operations of such projects will occur later than, and may occur substantially later than, the First Gas date. We cannot assure you if or when such projects will reach the date of delivery of First Gas, or full commercial operations. Actual results could differ materially from the illustration and there can be no assurance we will achieve our goal.
7) “Under Construction”, “In Construction”, “Under Construction”, “Development,” “In Development” or similar statuses means that we have taken steps and invested money to develop a facility, including execution of agreements for the development of the project (subject, in certain cases, to satisfaction of conditions precedent), procuring land rights and entitlements, negotiating or signing construction contracts, and undertaking active engineering, procurement and construction work. Our development projects are in various phases of progress, and there can be no assurance that we will continue progress on each development as we expect or that each development will be Completed or enter full commercial operations. There can be no assurance that we will be able to enter into the contracts required for the development of these facilities on commercially favorable terms or at all. If we are unable to enter into favorable contracts or to obtain the necessary regulatory and land use approvals on favorable terms, we may not be able to construct and operate these assets as expected, or at all. Additionally, the construction of facilities is inherently subject to the risks of cost overruns and delays, and these risks of delay are exacerbated by the COVID-19 pandemic. If we are unable to construct, commission and operate all of our facilities as expected, or, when and if constructed, they do not accomplish our goals, or if we experience delays or cost overruns in construction, our business, operating results, cash flows and liquidity could be materially and adversely affected.
8) The payment of dividends under the dividend policy will be made at the discretion of our Board of Directors and will be subject to the Board's final determination based on a number of factors, including, but not limited to, the Company's financial performance, its available cash resources, the terms of its indebtedness, its cash requirements, credit rating impacts, alternative uses of cash that the Board may conclude would represent an opportunity to generate a greater return on investment for the Company, and restrictions and other factors the Board deems relevant at the time it determines to declare such dividends. The dividend policy may be revised, suspended, or cancelled at the discretion of the Board at any time.
9) “Mechanical Completion” or similar statuses with respect to a particular project means we have completed construction and certain subsystems are ready to be handed over to the commissioning team. There may be several mechanical completion milestones defined for the various subsystems of a project. Therefore, no assurance can be given that we will be able to complete a project and begin operations even if a project has reached mechanical completion.
10) Represents management’s expectations regarding the funding of the committed expenditures reflected and the estimated expenditures. The estimated expenditures, including those related to project costs, are not based on generally accepted accounting principles and should not be relied upon for any reason. There is no guarantee that we will reach our goals for funding the estimated expenditures and actual results may differ from our expectations.
11) Refers to the sale by NFE and Ebrasil Energia Ltda. and its shareholders (“Ebrasil”) to Eneva S.A. (“Eneva”) of 100% of the equity interests of the Porto de Sergipe Power Plant, including 100% of the shares of Centrais Elétricas de Sergipe Participações S.A. (“CELSEPAR”), which owns 100% of the equity interests of the Sergipe Power Plant, and Centrais Elétricas Barra dos Coqueiros S.A. (“CEBARRA”), which owns 1.7 GW of expansion rights adjacent to the Sergipe Power Plant. Closing of this transaction occurred on October 3, 2022.
12) Refers to sale of 11 liquefied natural gas (“LNG”) infrastructure vessels consisting of Floating Storage and Regasification assets, Floating Storage vessels and LNG carriers owned by NFE to a newly formed joint venture amed Energos Infrastructure (“Energos”), owned approximately 80% by Apollo-managed funds and 20% by NFE. Closing of this transaction occurred on August 15, 2022.
13) Refers to the binding short-form agreements with Comisión Federal de Electricidad (“CFE”) related to the (i) expansion and extension of NFE’s supply of natural gas to multiple CFE power generation facilities in Baja California Sur, (ii) sale of NFE’s 135 MW La Paz power plant to CFE, and (iii) creation of a new LNG hub off the coast of Altamira, Tamaulipas, with CFE supplying the requisite feedgas to multiple NFE FLNG units using CFE’s existing pipeline capacity. These transactions are subject to customary terms and conditions and execution of final long-form binding definitive agreements. We cannot assure you if or when we will enter into long-form definitive agreements related to such projects or the terms of any such agreements. Furthermore, upon execution of long-form definitive agreements, we cannot assure you if or when conditions to such agreements will be satisfied, or if we will obtain the required approvals for the transactions set forth in such agreement.
14) Refers to discussions with Petróleos Mexicanos (“Pemex”) to form a long-term strategic partnership to develop the Lakach deepwater natural gas field for Pemex to supply natural gas to Mexico's onshore domestic market and for NFE to produce LNG for export to global markets. If the parties form a partnership, NFE expects to invest in the continued development of the Lakach field over a two-year period by completing seven offshore wells and to deploy a 1.4 MTPA Fast LNG unit to liquefy the majority of the produced natural gas. Remaining natural gas and associated condensate volumes are expected to be utilized by Pemex in Mexico's onshore domestic market. The agreement regarding Lakach is subject to a number of conditions to effectiveness that have not been satisfied and, as a result, the agreement is not currently binding on the parties. No assurance can be given that the conditions will be satisfied or that the agreement will become effective.
15) “Total Segment Operating Margin” is the total of our Terminals and Infrastructure Segment Operating Margin and Ships Segment Operating Margin. "Terminals and Infrastructure Segment Operating Margin" includes our effective share of revenue, expenses and operating margin attributable to our 50% ownership of Centrais Elétricas de Sergipe Participações S.A. (“CELSEPAR”) prior to the Sergipe Sale. "Ships Segment Operating Margin" includes our effective share of revenue, expenses and operating margin attributable to our ownership of 50% of the common units of Hilli LLC. Hilli LLC owns Golar Hilli Corporation (“Hilli Corp”), the disponent owner of the Hilli.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investors section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Annual Report on Form 10-K, which is available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call
Management will host a conference call on Tuesday, February 28, 2023 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (888) 204-4368 (toll free from within the U.S.) or +1 (323) 994-2093 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE Fourth Quarter 2022 Earnings Call” or conference code 1713563.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com under the Investors section within “Events & Presentations.” Please allow time prior to the call to visit the site and download any necessary software required to listen to the internet broadcast. A replay of the conference call will be available at the same website location shortly after the conclusion of the live call.

About New Fortress Energy Inc.
New Fortress Energy Inc. (NASDAQ: NFE) is a global energy infrastructure company founded to help address energy poverty and accelerate the world’s transition to reliable, affordable, and clean energy. The company owns and operates natural gas and liquefied natural gas (LNG) infrastructure and an integrated fleet of ships and logistics assets to rapidly deliver turnkey energy solutions to global markets. Collectively, the company’s assets and operations reinforce global energy security, enable economic growth, enhance environmental stewardship and transform local industries and communities around the world.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain statements and information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. Forward looking statements include: illustrative financial metrics and other similar metrics, including goals and expected financial growth; expectations related to our business strategy, including our ability to match supply and demand of our customers, providing an fully integrated solution and completion of the value chain, and control of supply through our Fast LNG portfolio; successful management of PREPA's power generation system, enhancement of grid reliability and reduction of power costs; our ability to close our Hilli transaction and receive funds within the expected timeline and in the amounts anticipated; expectations regarding the construction, completion and commissioning (including First Gas) of our projects on time and within budget; ability to return significant capital to our shareholders; funding of our growth and projects; the successful development and deployment of our Fast LNG liquefaction technology on time and within the expected specifications and design; operation of Fast LNG facilities expectations, including volume production, capacity, sales and reserves of LNG; expectations related to future LNG and energy industries, as well as the development, construction and operation of new facilities; ability to sign long-term customer offtake agreements that generate strong operating margins and sustainable cash flows; the execution of definitive documents and their related terms and conditions, including without limitation the sales price of the La Paz power plant to CFE; successful positioning of our hydrogen business and expectations related to the hydrogen industry in the U.S. and globally; and all the information in the exhibits to this press release. These forward-looking statements are necessarily estimates based upon current information and involve a number of risks, uncertainties and other factors, many of which are outside of the Company’s control. Actual results or events may differ materially from the results anticipated in these forward-looking statements. Specific factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to: risk that we fail to meet internal financial metrics or financial metrics posed by the market on us; our ability to implement our business strategy; cyclical or other changes in the LNG and natural gas industries; competition in the energy industry; construction and operational risks related to our facilities and assets, including cost overruns and delays; the risk that the proposed transactions may not be completed in a timely manner or at all; risks related to the approval and execution of definitive documentation; inability to successfully develop and implement our technological solutions, including our Fast LNG technology, or that we do not receive the benefits we expect from the Fast LNG technology; failure to convert our customer pipeline into actual sales; the gas reserves offshore in the expected locations may not be as extensive as we expect; the receipt of permits, approvals and authorizations from governmental and regulatory agencies on a timely basis or at all; new or changes to existing governmental policies, laws, rules or regulations, or the administration thereof; failure to maintain sufficient working capital and to generate revenues, which could adversely affect our ability to fund our projects; common risks related to marine LNG operations; adverse regional, national, or international economic conditions, adverse capital market conditions and adverse political developments; and the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of NFE’s forward-looking statements. Other known or unpredictable factors could also have material adverse effects on future results. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no duty to update or revise these forward-looking statements, even though our situation may change in the future. New factors emerge from time to time, and it is not possible for NFE to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in New Fortress Energy Inc.’s annual and quarterly reports filed with the Securities and Exchange Commission, which could cause its actual results to differ materially from those contained in any forward-looking statement.

IR:
Patrick Hughes
ir@newfortressenergy.com

Media:
Jake Suski
press@newfortressenergy.com
(516) 268-7403

Source: New Fortress Energy Inc.

Exhibits – Financial Statements
Consolidated Statements of Operations
For the three months ended September 30, 2022 and December 31, 2022
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended
	September 30, 2022	December 31, 2022
Revenues
Operating revenue	$632,684	$448,646
Vessel charter revenue	92,860	96,744
Other revenue	6,386	979
Total revenues	731,930	546,369

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	393,830	135,899
Vessel operating expenses	16,887	12,786
Operations and maintenance	25,464	28,931
Selling, general and administrative	67,601	70,099
Transaction and integration costs	5,620	9,409
Depreciation and amortization	35,793	36,201
Asset impairment expense	—	2,550
Total operating expenses	545,195	295,875
Operating income	186,735	250,494
Interest expense	63,588	80,517
Other expense (income), net	10,214	(16,431)
Loss on extinguishment of debt, net	14,997	—
Income before income (loss) from equity method investments and income taxes	97,936	186,408
Loss from equity method investments	(31,734)	(117,793)
Tax provision	9,971	2,810
Net income	56,231	65,805
Net loss (income) attributable to non-controlling interest	5,617	(1,678)
Net income attributable to stockholders	$61,848	$64,127

Net income per share – basic	$0.30	$0.31
Net income per share – diluted	$0.29	$0.30

Weighted average number of shares outstanding – basic	209,629,936	208,768,552
Weighted average number of shares outstanding – diluted	209,800,427	209,745,660

Adjusted EBITDA
For the three months and year ended December 31, 2022
(Unaudited, in thousands of U.S. dollars)

Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income/(loss) from operations, net income/(loss), cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall operation of our business in evaluating the effectiveness of our ongoing operating performance in a manner that is consistent with metrics used for management’s evaluation of the Company’s overall performance and to compensate employees. We believe that Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation, and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, we exclude certain items from our SG&A not otherwise indicative of ongoing operating performance.
We calculate Adjusted EBITDA as net income, plus transaction and integration costs, contract termination charges and loss on mitigations sales, depreciation and amortization, asset impairment expense, interest expense, net, other (income) expense, net, loss on extinguishment of debt, changes in fair value of non-hedge derivative instruments and contingent consideration, tax expense, and adjusting for certain items from our SG&A not otherwise indicative of ongoing operating performance, including non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost to pursue new business opportunities and expenses associated with changes to our corporate structure, plus our pro rata share of Adjusted EBITDA from unconsolidated entities, less the impact of equity in earnings (losses) of unconsolidated entities.
Adjusted EBITDA is mathematically equivalent to our Total Segment Operating Margin, as reported in the segment disclosures within our financial statements, minus Core SG&A, including our pro rata share of such expenses of unconsolidated entities. Core SG&A is defined as total SG&A adjusted for non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost of exploring new business opportunities and expenses associated with changes to our corporate structure. Core SG&A excludes certain items from our SG&A not otherwise indicative of ongoing operating performance.
The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business. Adjusted EBITDA does not have a standardized meaning, and different companies may use different Adjusted EBITDA definitions. Therefore, Adjusted EBITDA may not be necessarily comparable to similarly titled measures reported by other companies. Moreover, our definition of Adjusted EBITDA may not necessarily be the same as those we use for purposes of establishing covenant compliance under our financing agreements or for other purposes. Adjusted EBITDA should not be construed as alternatives to net income (loss) and diluted earnings (loss) per share attributable to New Fortress Energy, which are determined in accordance with GAAP.

The following table sets forth a reconciliation of net income(loss) to Adjusted EBITDA for the three months ended September 30, 2022 and December 31, 2022 and the year ended December 31, 2022:

(in thousands)	Three Months Ended September 30, 2022	Three Months Ended December 31, 2022	Year Ended December 31, 2022
Total Segment Operating Margin	$339,330	$283,432	$1,250,293
Less: Core SG&A (see definition above)	47,290	44,120	174,410
Less: Pro rata share Core SG&A from unconsolidated entities	1,293	(23)	4,574
Adjusted EBITDA (Non-GAAP)	$290,747	$239,335	$1,071,309

Net income	$56,231	$65,805	$184,786
Add: Interest expense, net	63,588	80,517	236,861
Add: Tax provision (benefit)	9,971	2,810	(123,439)
Add: Depreciation and amortization	35,793	36,201	142,640
Add: Asset impairment expense	—	2,550	50,659
Add: SG&A items excluded from Core SG&A (see definition above)	20,311	25,978	61,640
Add: Transaction and integration costs	5,620	9,409	21,796
Add: Other (income) expense, net	10,214	(16,431)	(48,044)
Add: Changes in fair value of non-hedge derivative instruments and contingent consideration	(6,868)	(96,377)	(103,490)
Add: Loss on extinguishment of debt, net	14,997	—	14,997
Add: Pro rata share of Adjusted EBITDA from unconsolidated entities(1)	49,156	11,080	160,684
Less: Loss (income) from equity method investments	31,734	117,793	472,219
Adjusted EBITDA (Non-GAAP)	$290,747	$239,335	$1,071,309

(1)Includes the Company’s effective share of Adjusted EBITDA of CELSEPAR of $29,956, and $— for the three months ended September 30, 2022, and December 31, 2022, respectively, and $90,975 for the year ended December 31, 2022. The Company’s effective share of the Adjusted EBITDA of Hilli LLC of $19,198, and $11,080 for the three months ended September 30, 2022, and December 31, 2022, respectively, and $69,707 for the year ended December 31, 2022.

Segment Operating Margin
(Unaudited, in thousands of U.S. dollars)

Performance of our two segments, Terminals and Infrastructure and Ships, is evaluated based on Segment Operating Margin. Segment Operating Margin reconciles to Consolidated Segment Operating Margin as reflected below, which is a non-GAAP measure. We define Consolidated Segment Operating Margin as GAAP net income (loss), adjusted for selling, general and administrative expense, transaction and integration costs, contract termination charges and loss on mitigation sales, depreciation and amortization, asset impairment expense, interest expense, other (income) expense, loss on extinguishment of debt, net, (loss) income from equity method investments and tax (benefit) expense. Consolidated Segment Operating Margin is mathematically equivalent to Revenue minus Cost of sales minus Operations and maintenance minus Vessel operating expenses, each as reported in our financial statements.

Year Ended December 31, 2022
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships ⁽²⁾	Total Segment	Consolidation and Other ⁽³⁾	Consolidated
Segment Operating Margin	$896,221	$354,072	$1,250,293	$(61,767)	$1,188,526
Less:
Selling, general and administrative					236,051
Transaction and integration costs					21,796
Depreciation and amortization					142,640
Asset impairment expense					50,659
Interest expense					236,861
Other (income), net					(48,044)
Loss from extinguishment of debt, net					14,997
Loss from equity method investments					472,219
Tax (benefit)					(123,439)
Net income					184,786

(1)Prior to the completion of the Sergipe Sale, Terminals and Infrastructure included the Company’s effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR. The losses attributable to the investment of $397,874 for the year ended December 31, 2022 are reported in income from equity method investments on the consolidated statements of operations and comprehensive income (loss). Terminals and Infrastructure does not include the unrealized mark-to-market loss on derivative instruments of $106,103 for the year ended December 31, 2022 reported in Cost of sales.
(2)Ships includes the Company’s effective share of revenues, expenses and operating margin attributable to 50% ownership of the Hilli Common Units. The earnings attributable to the investment of $77,132 for the year ended December 31, 2022 are reported in (Loss) income from equity method investments on the consolidated statements of operations and comprehensive income (loss).
(3)Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Three Months Ended December 31, 2022
(in thousands of $)	Terminals and Infrastructure	Ships ⁽[1]⁾	Total Segment	Consolidation and Other ⁽[2]⁾	Consolidated
Segment Operating Margin	$195,957	$87,475	$283,432	$85,321	$368,753
Less:
Selling, general and administrative					70,099
Transaction and integration costs					9,409
Depreciation and amortization					36,201
Asset impairment expense					2,550
Interest expense					80,517
Other (income), net					(16,431)
Loss from extinguishment of debt, net					—
Loss from equity method investments					117,793
Tax provision					2,810
Net income					65,805

(1)Ships includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of the Hilli Common Units. The loss attributable to the investment of $120,580 for the three months ended December 31, 2022 are reported in (Loss) income from equity method investments in the consolidated statements of operations and comprehensive income (loss).
(2)Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Three Months Ended September 30, 2022
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships ⁽²⁾	Total Segment	Consolidation and Other ⁽³⁾	Consolidated
Segment Operating Margin	$251,469	$87,861	$339,330	$(43,581)	$295,749
Less:
Selling, general and administrative					67,601
Transaction and integration costs					5,620
Depreciation and amortization					35,793
Asset impairment expense					—
Interest expense					63,588
Other expense, net					10,214
Loss from extinguishment of debt, net					14,997
Loss from equity method investments					31,734
Tax provision					9,971
Net income					56,231

(1)Terminals and Infrastructure includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR. The losses attributable to the investment of $44,559 for the three months ended September 30, 2022 are reported in (Loss) income from equity method investments in the consolidated statements of operations and comprehensive income (loss).
(2)Ships includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of the Hilli Common Units. The earnings attributable to the investment of $12,825 for the three months ended September 30, 2022 are reported in (Loss) income from equity method investments in the consolidated statements of operations and comprehensive income (loss).
(3)Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Adjusted Net Income and Adjusted Earnings per Share
(Unaudited, in thousands of U.S. dollars)

The following table sets forth a reconciliation between net income attributable to stockholders and earnings per share adjusted for non-cash impairment charges.

	Three months ended September 30, 2022	Three months ended December 31, 2022	Year ended December 31, 2022
Net income attributable to stockholders	$61,848	$64,127	$194,479
Non-cash impairment charges, net of tax	23,760	118,558	381,302
Adjusted net income	$85,608	$182,685	$575,781

Weighted-average shares outstanding - diluted	209,800,427	209,745,660	209,854,413

Adjusted earnings per share	$0.41	$0.87	$2.74

Consolidated Balance Sheets
As of December 31, 2022 and December 31, 2021
(Unaudited, in thousands of U.S. dollars, except share amounts)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$675,492	$187,509
Restricted cash	165,396	68,561
Receivables, net of allowances of $884 and $164, respectively	280,313	208,499
Inventory	39,070	37,182
Prepaid expenses and other current assets, net	226,883	83,115
Total current assets	1,387,154	584,866

Construction in progress	2,418,608	1,043,883
Property, plant and equipment, net	2,116,727	2,137,936
Equity method investments	392,306	1,182,013
Right-of-use assets	377,877	309,663
Intangible assets, net	85,897	142,944
Finance leases, net	4,601	602,675
Goodwill	776,760	760,135
Deferred tax assets, net	8,074	5,999
Other non-current assets, net	137,078	106,378
Total assets	$7,705,082	$6,876,492

Liabilities
Current liabilities
Current portion of long-term debt	$64,820	$97,251
Accounts payable	80,387	68,085
Accrued liabilities	1,162,412	244,025
Current lease liabilities	48,741	47,114
Other current liabilities	52,878	106,036
Total current liabilities	1,409,238	562,511

Long-term debt	4,476,865	3,757,879
Non-current lease liabilities	302,121	234,060
Deferred tax liabilities, net	25,989	269,513
Other long-term liabilities	49,010	58,475
Total liabilities	6,263,223	4,882,438

Commitments and contingencies

Stockholders’ equity
Class A common stock, $0.01 par value, 750.0 million shares authorized, 208.8 million issued and outstanding as of December 31, 2022; 206.9 million issued and outstanding as of December 31, 2021	2,088	2,069
Additional paid-in capital	1,170,254	1,923,990
Retained earnings (Accumulated deficit)	62,080	(132,399)
Accumulated other comprehensive income (loss)	55,398	(2,085)
Total stockholders' equity attributable to NFE	1,289,820	1,791,575
Non-controlling interest	152,039	202,479
Total stockholders' equity	1,441,859	1,994,054
Total liabilities and stockholders' equity	$7,705,082	$6,876,492

Consolidated Statements of Operations
For the years ended December 31, 2022, 2021 and 2020
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Year Ended December 31,
	2022	2021	2020
Revenues
Operating revenue	$1,978,645	$930,816	$318,311
Vessel charter revenue	357,158	230,809	—
Other revenue	32,469	161,185	133,339
Total revenues	2,368,272	1,322,810	451,650

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	1,010,428	616,010	278,767
Vessel operating expenses	63,518	51,677	—
Operations and maintenance	105,800	73,316	47,581
Selling, general and administrative	236,051	199,881	120,142
Transaction and integration costs	21,796	44,671	4,028
Contract termination charges and loss on mitigation sales	—	—	124,114
Depreciation and amortization	142,640	98,377	32,376
Asset impairment expense	50,659	—	—
Total operating expenses	1,630,892	1,083,932	607,008
Operating income (loss)	737,380	238,878	(155,358)
Interest expense	236,861	154,324	65,723
Other (income) expense, net	(48,044)	(17,150)	5,005
Loss on extinguishment of debt, net	14,997	10,975	33,062
Income (loss) before income from equity method investments and income taxes	533,566	90,729	(259,148)
(Loss) income from equity method investments	(472,219)	14,443	—
Tax (benefit) provision	(123,439)	12,461	4,817
Net income (loss)	184,786	92,711	(263,965)
Net loss attributable to non-controlling interest	9,693	4,393	81,818
Net income (loss) attributable to stockholders	$194,479	$97,104	$(182,147)

Net income (loss) per share – basic	$0.93	$0.49	$(1.71)
Net income (loss) per share – diluted	$0.93	$0.47	$(1.71)

Weighted average number of shares outstanding – basic	209,501,298	198,593,042	106,654,918
Weighted average number of shares outstanding – diluted	209,854,413	201,703,176	106,654,918

Consolidated Statements of Cash Flows
For the years ended December 31, 2022, 2021 and 2020
(Unaudited, in thousands of U.S. dollars)

	Year Ended December 31,
	2022	2021	2020
Cash flows from operating activities
Net income (loss)	$184,786	$92,711	$(263,965)
Adjustments for:
Amortization of deferred financing costs and debt guarantee, net	2,536	14,116	10,519
Depreciation and amortization	143,589	99,544	33,303
Loss (earnings) of equity method investees	472,219	(14,443)	—
Dividends received from equity method investees	29,372	21,365	—
Change in fair market value of derivatives	(136,811)	(8,691)	—
Contract termination charges and loss on mitigation sales	—	—	19,114
Deferred taxes	(279,536)	(8,825)	2,754
Share-based compensation	30,382	37,043	8,743
Asset impairment expense	50,659	—	—
Earnings recognized from vessels chartered to third parties transferred to Energos	(49,686)	—	—
Loss on extinguishment of debt	14,997	10,975	37,090
Loss on sale of net investment in lease	11,592	—	—
Other	(14,186)	(11,177)	4,341
Changes in operating assets and liabilities, net of acquisitions:
(Increase) in receivables	(139,938)	(123,583)	(26,795)
(Increase) Decrease in inventories	(7,933)	(11,152)	23,230
(Increase) in other assets	(30,086)	(1,839)	(35,927)
Decrease in right-of-use assets	63,593	28,576	41,452
Increase in accounts payable/accrued liabilities	67,741	17,527	55,514
(Decrease) in lease liabilities	(63,493)	(36,126)	(42,094)
Increase (Decrease) in other liabilities	5,314	(21,251)	7,155
Net cash provided by (used in) operating activities	355,111	84,770	(125,566)

Cash flows from investing activities
Capital expenditures	(1,174,008)	(669,348)	(156,995)
Cash paid for business combinations, net of cash acquired	—	(1,586,042)	—
Entities acquired in asset acquisitions, net of cash acquired	—	(8,817)	—
Proceeds from the sale of net investment in lease	593,000	—	—
Proceeds received from sale of equity method investment	500,076	—	—
Other investing activities	(1,794)	(9,354)	(636)
Net cash used in investing activities	(82,726)	(2,273,561)	(157,631)

Cash flows from financing activities
Proceeds from borrowings of debt	2,032,020	2,434,650	2,095,269
Payment of deferred financing costs	(17,598)	(37,811)	(36,499)
Repayment of debt	(1,520,813)	(461,015)	(1,490,002)
Proceeds from issuance of Class A common stock	—	—	291,992
Payments related to tax withholdings for share-based compensation	(72,602)	(30,124)	(6,413)
Payment of dividends	(99,050)	(88,756)	(33,742)
Payment of stock issuance costs	—	—	(1,107)
Net cash provided by financing activities	321,957	1,816,944	819,498

Impact of changes in foreign exchange rates on cash and cash equivalents	(3,289)	6,541	—
Net increase (decrease) in cash, cash equivalents and restricted cash	591,053	(365,306)	536,301
Cash, cash equivalents and restricted cash – beginning of period	264,030	629,336	93,035
Cash, cash equivalents and restricted cash – end of period[1]	$855,083	$264,030	$629,336

1 Cash and cash equivalents includes $11,614, which has been classified as assets held for sale and included in the Other non-current assets on the consolidated balance sheets.